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                                                                   EXHIBIT 99.14

                               AUDITOR'S CONSENT

PRICEWATERHOUSECOOPERS [LOGO TO COME]
                                                     PricewaterhouseCoopers LLP
                                                     One Post Office Square
                                                     Boston MA 02109
                                                     Telephone (617) 478 5000
                                                     Facsimile (617) 478 5900

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Trustees of Scudder Funds Trust:

     We hereby consent to the incorporation by reference in the Registration Statement on Form N-14 of Scudder Funds Trust of our reports dated February 11, 1998 and February 18, 1998 on our audits of the financial statements and financial highlights of Scudder Zero Coupon 2000 Fund and Scudder Short Term Bond Fund which reports are included in the Annual Reports to Shareholders for the year ended December 31, 1997 which are incorporated by reference in the Registration Statement.

                                             /s/ PRICEWATERHOUSECOOPERS LLP

                                           -------------------------------------
                                           PricewaterhouseCoopers LLP

October 5, 1998